July 26, 2007

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Ladies and Gentlemen:

We are counsel to Dreyfus Institutional Preferred Money Market Funds (the
"Funds"), and in so acting have reviewed Post-Effective Amendment No. 14
(the "Post-Effective Amendment") to the Funds’ Registration Statement on
Form N-1A, Registration File No. 333-26513. Representatives of the Funds
have advised us that the Funds will file the Post-Effective Amendment pursuant to paragraph (b) of Rule 485 ("Rule 485") under the Securities Act of 1933, as amended, based on approval received from the Securities and Exchange
Commission (the "Commission") pursuant to Rule 485(b)(1)(vii). In connection therewith, the Funds have requested that we provide this letter.

In our review of the Post-Effective Amendment, we have assumed that the version of the Post-Effective Amendment we reviewed substantially complies in all material respects with the version filed with the Commission via EDGAR.

Based upon the foregoing, we hereby advise you that the Post-Effective
Amendment does not include disclosure which we believe would render it ineligible to become effective pursuant to paragraph (b) of Rule 485.

Very truly yours,

/s/ Stroock & Stroock & Lavan LLP

STROOCK & STROOCK & LAVAN LLP

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